                                            Confidential treatment has been
                                            requested for portions of this
                                            document. Brackets indicate portions
                                            of text that have been omitted. A
                                            separate filing of such omitted text
                                            has been made with the Commission as
                                            part of the Company's application
                                            for confidential treatment.

                                                                   EXHIBIT 10.25



                                LICENSE AGREEMENT



THIS LICENSE AGREEMENT made and effective as of March 27, 1996 between SYNTEX (U.S.A.) INC., 3401 Hillview Avenue, Palo Alto, California 94303 (hereinafter referred to as "Syntex") and CV THERAPEUTICS, INC., 3172 Porter Drive, Palo Alto, California 94304 (hereinafter referred to as "CVT").

                                    RECITALS

WHEREAS, Syntex has developed a compound having the generic name of ranolazine, with the Syntex code number RS-43285-193 (the "Compound" as hereinafter defined) and is the owner of patent rights and know-how relating to the Compound;

WHEREAS, Syntex desires to have CVT develop and register in specified countries (the "CVT Territory" as hereinafter defined) pharmaceutical products containing the Compound for the treatment of angina pectoris, and, at CVT's discretion, certain other Cardiovascular Indications (as hereinafter defined);

WHEREAS, CVT desires to develop, manufacture, and commercialize Licensed Products (as hereinafter defined) in the CVT Territory either by itself or with another party (the "CVT Partner") with whom CVT will collaborate in developing and/or marketing such products and to receive the right and license under the Syntex Patents and Know-How (as hereinafter defined) to make, have made, use, sell, offer for sale and import in the CVT Territory Licensed Products under CVT's trademark;

WHEREAS, Syntex is willing to grant in the CVT Territory the above- mentioned rights and license to CVT under Syntex Patents and Know-How relating to the Licensed Products;

NOW, THEREFORE, the parties hereto agree as follows:

ART. I - DEFINITIONS

The following terms as used in this License Agreement shall have the meanings respectively set forth in this Article:

1.1      "AFFILIATED COMPANY" or "AFFILIATE" shall mean

         a) an organization fifty percent (50%) or more of the voting stock, or comparable ownership interest, of which is owned and/or controlled directly or indirectly by either party to this Agreement;

         b) an organization that directly or indirectly owns and/or controls fifty percent (50%) or more of the voting stock, or comparable ownership interest, of either party of this Agreement;

         c) an organization that is directly or indirectly under common control with either party to this Agreement through common share holdings.

1.2 "CARDIOVASCULAR INDICATIONS" shall mean the treatment and prevention of any disorders of the heart, blood vessels, or kidney and disorders due to ischemia or hypoxia of any organ or tissue except the brain.

1.3      "COMPOUND" shall mean the chemical substance having the chemical name
         ( )N-(2,6-dimethylphenyl)-4-[2-hydroxy-3-(2-methoxyphenoxy)propyl]-1-
         piperazine acetamide dihydrochloride. The Compound has the generic name ranolazine, further identified by Syntex's code number RS-43285-193.

1.4 "CVT KNOW-HOW" shall mean all materials and information developed relating to the mechanism of action, all preclinical and clinical research, and processes and inventions useful for the formulation, development, manufacture, delivery or use of the Licensed Products, that are owned and/or controlled by CVT.

1.5 "CVT PATENT RIGHTS" shall mean all patents and patent applications, both foreign and domestic, including without limitation all provisionals, divisionals, continuations, continuations-in-part, substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, owned and/or controlled by CVT that cover inventions or discoveries relating to the Licensed Products.

1.6      "CVT PATENTS AND KNOW-HOW" shall mean CVT Patent Rights and CVT
         Know-How.

1.7 "CVT TERRITORY" shall mean all countries in the world, excluding Japan, Korea, China, Taiwan, Hong Kong, the Philippines, Indonesia, Singapore, Thailand, Malaysia, Vietnam, Myanmar, Laos, Cambodia and Brunei.

1.8 "LICENSED COMPOUND(S)" shall mean the Compound and any other compound claimed in U.S. Patent No. 4,567,264 granted January 28, 1986 and in European Patent No. 126,449, granted December 23, 1987.

1.9 "LICENSED PRODUCT(S)" shall mean human therapeutic product(s) containing any Licensed Compound as an active ingredient for the treatment of angina pectoris and, at CVT's discretion, certain other Cardiovascular Indications, in such formulations and modes of administration as determined by CVT.

1.10 "NET SALES" shall mean the gross sales of the Licensed Product invoiced by CVT, its Affiliates, the CVT Partner and other sublicensees, as the case may be, to non-Affiliated third parties, less [ * ], as computed on [ * ] (hereinafter referred to as "adjusted gross sales"). From the adjusted gross sales [ * ].

1.11 "SYNTEX KNOW-HOW" shall mean all materials and information developed relating to the mechanism of action, all preclinical and clinical research, and processes and inventions useful for the formulation, development, manufacture, delivery or use of the Licensed Products, that are owned and/or controlled by Syntex as of the effective date of this Agreement and thereafter acquired during and in the course of performance of the Agreement to the extent that Syntex is free to disclose without restriction. Information received by Syntex from the Third Party Licensee will be expressly excluded from Syntex Know-How. Syntex shall not license such information to another third party in the CVT Territory for use in Cardiovascular Indications.

1.12 "SYNTEX PATENT RIGHTS" shall mean all patents and patent applications, both foreign and domestic, including without limitation all provisionals, divisionals, substitutions, continuations, continuations-in-part, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, that are owned and/or controlled by Syntex and that cover inventions or discoveries relating to the Licensed

         Products. As of the effective date of this Agreement, Syntex Patent Rights shall mean those patents and applications set out in Appendix A attached hereto.

1.13 "SYNTEX PATENTS AND KNOW-HOW" shall include Syntex Patent Rights and Syntex Know-How.

1.14 "THIRD PARTY LICENSEE" shall mean the third party to which Syntex has granted a license of rights to the Compound in the countries outside the CVT Territory as of the effective date of this Agreement, or any future licensee of Syntex of the Compound or other compounds encompassed by the Licensed Products outside of the CVT Territory.

ART. II - GRANT OF RIGHTS

2.1 Syntex herewith grants to CVT under the Syntex Patent Rights and Syntex Know-How for the Cardiovascular Indications:

         a) an exclusive right and license to develop and register the Licensed Product(s) in the CVT Territory for angina pectoris and, at CVT's discretion, certain other Cardiovascular Indications; and

         b) an exclusive right and license to make, have made, use, offer for sale, sell and import the Licensed Product(s) in the CVT Territory for angina pectoris and, at CVT's discretion, certain other Cardiovascular Indications.

         No rights are granted pursuant to the foregoing license under the Syntex Patent Rights and Know-how to any compounds other than the Licensed Compounds.

2.2 The exclusiveness as per Section 2.1 above shall be valid against Syntex in the CVT Territory, unless specifically provided for to the contrary under this Agreement.

2.3 CVT shall be permitted to extend its right and license obtained under this Agreement to its Affiliates and to grant sublicenses to third parties in the CVT Territory. Unless expressly stated to the contrary, all references in this Agreement to sublicensees of CVT shall include the CVT Partner. CVT shall inform Syntex in writing of the identity of its sublicensees, including the CVT Partner, and any Affiliates to which it has extended rights, promptly after such parties have obtained such rights.

2.4 If at any time CVT or the CVT Partner for reasons of seeking a marketing partner decides that it desires to sublicense its rights granted in Section 2.1 to a third party in a given country of the CVT Territory, CVT or the CVT Partner, as the case may be, shall give Syntex written notice to such effect identifying the country or countries. [ * ] as the case may be, by written notice that [ * ] provided, however, that the foregoing shall not apply to [ * ] [ * ] as the case may be, [ * ]. Such agreement shall be on commercially reasonable terms, which may include, without limitation, [ * ] as the case may be, shall then be [ * ].

2.5 Any registrations, and any other validations, notifications, or like procedures, and compliance therewith, required by any authority in the CVT Territory with respect to the right and license granted to CVT pursuant to this Agreement shall be the sole responsibility of CVT and shall be at the sole expense of CVT. CVT shall indemnify and hold Syntex harmless from any claim against Syntex arising from or relating to CVT's failure to comply with the foregoing.

ART. III - DISCLOSURE

3.1

         a) Following execution of this Agreement, Syntex shall provide CVT all written Syntex Know-How in its possession relevant to the Compound to the extent available. Syntex shall use reasonable efforts to arrange for a complete disclosure and demonstration of all technology and know-how in its possession worldwide relating to the Compound that is necessary or useful for the manufacture of Licensed Products (in bulk and finished form under Good Laboratory Practice ("GLP) and Good Manufacturing Practice "(GMP") conditions for clinical or commercial use) by CVT or a CVT sublicensee or subcontractor, by personnel of

                  Syntex or other knowledgeable ex-Syntex personnel accessible to Syntex, to the extent such personnel will be available.

         b) Upon reasonable notice to Syntex, Syntex shall use reasonable efforts to make available up to three Syntex employees to facilitate the transfer of Syntex Know-How relating to bulk manufacture of the Compound, including a walk-through of a process batch, and demonstrate the manufacturing process at a single site, either in North America or Europe, and up to two Syntex employees to facilitate the transfer of formulation know-how, including the walk-through of a pilot batch, at a single manufacturing site designated by CVT as its prime manufacturing site in the United States or Europe; provided, however, that Syntex shall not be obligated to make available more than a total of four (4) employees. In either case, Syntex shall not be obligated to maintain such employees on site after successful walk-through and batch preparation, and in no event longer than three (3) weeks. Travel and related out-of-pocket expenses of Syntex employees in rendering the foregoing services at sites remote from the Syntex facilities shall be paid for by CVT. All Syntex obligations under this
                  Section 3.1b) shall cease December 31, 1996.

         c) Syntex shall grant permission, upon written request and reasonable notice by CVT, for ex-Syntex personnel and ex-Syntex consultants, as the case may be, to disclose and discuss Syntex's proprietary information on the Compound to CVT or the CVT Partner solely in furtherance of the purposes of this Agreement. Syntex will pay up to a maximum total of twenty-five thousand dollars ($25,000) for the reasonable costs (including consulting fees and reasonable travel expenses), in the aggregate, of all ex-Syntex personnel and of the two, ex-Syntex consultants Dr. Gary Lopaschuk and Dr. D.M. Turnbull when providing the foregoing services to CVT and the CVT Partner, and CVT shall be solely responsible for payment of any such costs in excess of that amount and the costs of any other consultants of CVT.

         d) Syntex's obligations in accordance with this Article III, including making employees available for telephone consultations, with respect to transfer of written information and associated documentation relating to pre-clinical and clinical activities and IND matters shall cease four (4) months from the effective date of this Agreement.

3.2 CVT shall provide periodic progress reports of the significant results of the development of the Licensed Products and CVT's progress in meeting the milestone timetable set out in Appendix B, in such form and detail as Syntex may reasonably require.

3.3      If Syntex has been granted rights under an agreement pursuant to
         Section 2.4 above, it is understood that CVT shall then make available to Syntex any know-how, information, data, etc. (including the registration file prepared by CVT or the CVT Partner for registration approval) in CVT's or the CVT Partner's possession for Syntex's marketing of the Licensed Product in that portion of the CVT Territory where Syntex has been granted rights to sell Licensed Product(s). In such case, the provisions of Section 2.5 shall not apply to that portion of the CVT Territory where Syntex has been granted rights to sell Licensed Product(s).

ART. IV - DEVELOPMENT, REGISTRATION AND MARKETING

4.1 All development and clinical trials required for regulatory approval in CVT Territory will be conducted by CVT or the CVT Partner, at the sole expense of CVT or the CVT Partner. CVT and the CVT Partner will have the right to subcontract any part of its development and clinical trial obligations in the CVT Territory.

4.2 Syntex shall, upon execution of this Agreement, exercise reasonable efforts to introduce CVT to the Third Party Licensee.

4.3 Syntex shall endeavor to provide access by CVT to all consultants who have been involved in the development of the Compound by Syntex and whom CVT desires to retain for the purposes of this Agreement, to the extent such consultants are available and willing to work with CVT. Subject to Section 3.1c), all costs and expenses associated with retaining such consultants shall be borne by CVT.

4.4 All processes, inventions, formulations, proprietary information, know-how, and patents resulting from CVT's development program, including formulation and manufacturing information (the "Results") developed pursuant to the licenses granted to CVT hereunder shall be owned by CVT.

4.5 Subject to Section 11.4, CVT shall use commercially reasonable efforts to develop the Compound for the treatment of angina pectoris within milestone/time guidelines set out in Appendix B hereto, or as later mutually agreed to in writing by duly authorized officers of the parties hereto. CVT shall notify Syntex before the lapse of a time limit contained in the milestone/time guidelines that the completion of a particular trial or the filing of a certain document has been delayed, and if CVT can competently demonstrate that such delay was due to valid reasons beyond CVT's control and that CVT has undertaken reasonable efforts to overcome such adverse circumstances, then in such a case Syntex shall, upon consultation with CVT, extend the respective time limit for a reasonable period. Notwithstanding the foregoing, Syntex shall not be obligated to extend any time limit for reaching a particular milestone set forth under the Milestone Payments more than once, and failure to meet the milestone in question by such an extended time limit, unless the amount set forth for payment upon reaching the milestone is paid on or before expiration of the extended time limit, shall be deemed a material breach of the Agreement by CVT.

4.6 Subject to Section 11.4, CVT shall use commercially reasonable efforts consistent with accepted pharmaceutical business practices and legal requirements to promote, market, distribute and sell the Licensed Products with the same standard of effort used by CVT in the marketing of its own products of similar market potential. CVT and any sublicensee of CVT shall launch Licensed Product(s) in each country of the CVT Territory within [ * ] of receiving marketing approval, or pricing approval if required, whichever is later, for the Licensed Product in question.

4.7 With regard to any countries in the CVT Territory for which CVT is acting through an Affiliate or sublicensee, CVT's Affiliated Company or sublicensee of CVT, as the case may be, shall observe commercially reasonable efforts comparable to the ones set forth above.

4.8      Upon [ * ] prior written notice, but in any event not earlier than one
         (1) year after launch of a Licensed Product in a country in question, Syntex may [ * ] in a given country of the CVT Territory in the event CVT, or the responsible CVT Affiliate or sublicensee [ * ] in each such country as set forth above, unless, within such [ * ] period, CVT or the responsible CVT Affiliate or sublicensee shall have [ * ] or shall have [ * ] and [ * ] in the country in question, all to the reasonable satisfaction of Syntex.

4.9      CVT undertakes to inform Syntex of:

         a) the date of filing the application for the registration of each Licensed Product in a given country of the CVT Territory;

         b) the date of obtaining product approval (or equivalent authorization) from the relevant authority in each country of the CVT Territory;

         c) the date of the first sale of the Licensed Product in each country of the CVT Territory; and

         d) any events which might be material to Syntex in connection with a possible extension of the patent protection term. In this regard, CVT shall cooperate with Syntex in filing for and obtaining patent extensions and supplementary or complementary protection certificates in any country of the Territory, if and when available, including supplementary protection certificates in European Union (EU) countries and European Free Trade Area (EFTA) countries, patent extensions in the United States of America, and administrative protection, such as so-called pipeline protection in certain countries of the CVT Territory. Such cooperation shall include, without limitation, providing to Syntex, within one (1) month of receipt by CVT, CVT's Affiliated Companies, recognized distributors and sublicensees, a copy of every marketing authorization for a Licensed Product issued by either an EU or an EFTA country, and in addition, within one (1) month of availability of the document, a copy of the official journal page from each EU or EFTA country giving the marketing approval number and date of authorization for each approved Licensed Product, and a summary of the characteristics of the Licensed Product for that country, for the purpose of applying for supplementary protection certificates under EEC (European Economic Community) Directive 1768/2, which Syntex shall have the right to do in its sole discretion, and providing information and signing of documents as required.

4.10 As soon as practicable after execution of this Agreement, but in any event within [ * ] days of the effective date, Syntex shall initiate transfer of ownership of and responsibility for all the pending Investigational New Drug applications, IND 30,205 (oral tablets and caps) and IND 43,735 (sustained-release tablets) ("INDs"), relating to the Compound that have been filed with the United States Food and Drug Administration ("FDA") by sending the appropriate communication to the FDA. Syntex shall render reasonable assistance with respect to matters dealing with the transfer of the IND consistent with its obligations in
         Article III. After transfer of ownership of the INDs to CVT, CVT shall be solely responsible for all matters relating to the INDs.

ART. V - PAYMENTS, REPORTS, TIME OF PAYMENTS

5.1 In consideration of the rights and license granted under this Agreement, CVT shall make the following payments to Syntex:

LICENSE FEE

         a) Subject to Section 5.1 c) below, CVT shall pay Seven Hundred and Fifty Thousand Dollars ($750,000) upon execution of this Agreement.

MILESTONE PAYMENTS

         b) CVT will pay Syntex following additional amounts in milestone payments upon the first occurrence of each of following six milestones in the CVT Territory as follows:

                  1) Subject to Section 5.1 c) below, One Million Dollars ($1,000,000) upon the identification of the mechanism of action of the Compound, but in no event later than twelve (12) months after the effective date of this Agreement;

                  2) Two Million Dollars ($2,000,000) upon commencement of Phase III clinical trials of a Licensed Product in the United States;

                  3) Two Million Dollars ($2,000,000) upon commencement of the first Phase III clinical trial in a country of Europe or the date of filing of an NDA (or comparable application) in Europe for a Licensed Product;

                  4) Two Million Dollars ($2,000,000) upon the date of filing with the FDA for an NDA in United States for a Licensed Product;

                  5) Three Million Dollars ($3,000,000) upon NDA approval by the FDA of a Licensed Product for sale in the United States; and

                  6) Three Million Dollars ($3,000,000) upon the first NDA approval of a Licensed Product for sale by the approval authority equivalent to the FDA in a major market in Europe or by the rapporteur in a European country with a rapporteur system or by the EMEA for EU-wide approval. For the purposes hereof, "major market" shall mean any of the following countries: France, Germany, Italy and the United Kingdom; and "rapporteur" shall mean a country in which a product registration serves as a basis for obtaining by reference a registration on the same product in another country.

"Commencement" of a clinical trial shall mean the first date on which a Licensed Product is shipped to an investigator for the clinical trial.

         c) In lieu of payment in cash of the Seven Hundred and Fifty Thousand Dollars ($750,000) License Fee, or payment in cash of Seven Hundred and Fifty Thousand Dollars ($750,000) of the One Million Dollar ($1,000,000) first milestone payment, CVT may issue Syntex in each instance that number of shares of its Series E Preferred Stock equally: Seven Hundred Fifty Thousand

                  Dollars ($750,000) divided by the Conversion Price (as that term is defined in CVT's Restated Certificate of Incorporation) of the Series E Preferred Stock then in effect. Any such payment made in Series E Preferred Stock pursuant to this subsection shall be made on the same terms as, and pursuant to, that certain Series E Purchase Agreement dated September 8, 1995 among CVT and the purchases of Series E Preferred Stock and shall also entitle Syntex to receive warrants of Series E Preferred Stock, based on the formula described in the Purchase Agreement, attached hereto as Exhibit A. The Series E Preferred Stock issued to Syntex shall be entitled to the rights, preferences and privileges set forth in CVT's current Restated Certificate of Incorporation as described to Syntex as of the effective date hereof. The Series E Preferred Stock issuable upon payment of milestones (excluding the Warrants) shall be deemed issued and outstanding for the purpose of obtaining stockholder approval of any amendment to the Restated Certificate of Incorporation and CVT shall receive an appropriate number of Series E shares and warrants for issuance to Syntex as set forth above.

5.2 CVT shall pay the following royalties to Syntex on Net Sales of the Licensed Products. Such royalties shall be paid on a product-by-product and country-by-country basis according to the following rates:

         a) For Net Sales of a Licensed Product as to which Syntex Patents and Know-How cover the manufacture, use, sale, offer for sale, or import of the Licensed Product a rate of [ * ].

         b) For sales of a Licensed Product in a country of the CVT Territory in which competition by products having the same active compound as the Licensed Product exceeds [ * ] in terms of unit sales, based on IMS data or equivalent independent survey, a royalty reduced to [ * ] of the rate shown in
                  Section 5.2 (a) above for as long as such competition continues to exceed [ * ].

5.3 The obligation to pay royalties to Syntex hereunder shall be imposed only once with respect to the same unit of the Licensed Product.

5.4 No royalties shall accrue on the sales of CVT to CVT's Affiliated Companies or sublicensees of CVT on any transactions between such entities. Royalties shall accrue only on sales of the Licensed Product from CVT, Affiliated Companies of CVT or sublicensees of CVT to third parties that are not Affiliates of those entities.

5.5 In the event that CVT shall grant a sublicense to a third party, including, without limitation, the CVT Partner, all of the terms and conditions of this Agreement shall apply to such sublicensee to the same extent as they apply to CVT. CVT guarantees the performance of all obligations so imposed on its sublicensees under this Agreement and will itself pay and account to Syntex for all royalties due under this Agreement which may accrue by reason of the action or operations of any of CVT's sublicensees.

5.6 CVT shall pay to Syntex the royalties due hereunder, including any royalties due from the sales of Licensed Product by CVT's Affiliates or sublicensees on a quarterly basis, within [ * ] of such royalty computation period, that is to say up to the last working day of the months of [ * ] respectively of each year. The royalty shall be paid to Syntex in U.S. Dollars and computed in accordance with Section 5.7 and
         Section 5.8, and CVT shall submit to Syntex, together with each royalty payment, a written royalty statement containing at least the following information:

         a) the quantity of each Licensed Product subject to royalty sold (by country) by CVT, its Affiliates and sublicensees;

         b) total adjusted gross sales for each Product subject to royalty (by country);

         c)       total royalties payable to Syntex (by country); and

         d)       any relevant information related to matters stated in Section
                  5.9.

         Any compensation payment that is not paid on or before the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable law, at the average one month London Interbank Offered Rate (LIBOR) for the currency and time such a payment is overdue. The payment of such interest shall not affect the rights defined in Section 11.3.

5.7 With respect to each quarter, monthly adjusted gross sales in the currency of the country of sale will be converted to U.S. Dollars at an exchange rate that is the average of the daily exchange rate for the U.S. Dollar and the currency of the country of sale as quoted by The Wall Street Journal, or a comparable publication acceptable to the parties if it ceases to exist, for the corresponding month in which the adjusted gross sales are made and then aggregated in U.S. Dollars for the quarter in question. From that quarterly aggregate amount in U.S. Dollars, a lump sum of [ * ] shall be deducted to obtain the Net Sales aggregate amount of the quarter in question.

5.8 CVT shall keep accurate books and records setting forth the gross sales, adjusted gross sales, Net Sales, the amount of royalties payable to Syntex as provided for herein, for each country with regard to the Licensed Product sold by CVT, CVT's Affiliated Companies or sublicensees of CVT. Such books and records shall be retained by CVT at its principal place of business for at least the three (3) years immediately following the calendar year to which each shall pertain. Abstracts thereof shall be made independently from CVT by CVT's public accountants and shall be made available for audit, all at the request and expense of Syntex by an independent certified public accountant or accounting firm appointed by Syntex and acceptable to CVT; provided, however, that if the audit on behalf Syntex is conducted at the same time as the regular, annual audit of CVT, the expense of such audit shall be borne by CVT. CVT shall not unreasonably withhold acceptance of an independent certified public accountant or accounting firm appointed by Syntex. In the event that such audit shall indicate that in any calendar year the royalties which should have been paid by CVT are at least [ * ] greater than those which were actually paid by CVT, then CVT shall pay the cost of such audit.

5.9 Any tax required to be withheld by CVT under the laws of any country for the account of Syntex shall be promptly paid by CVT for and on behalf of Syntex to the appropriate governmental authority, and CVT shall furnish Syntex with proof of payment of such tax. Any such tax actually paid on Syntex's behalf shall be deducted from royalty payments due Syntex.

ART. VI - SUPPLY OF COMPOUND

6.1 Subject to (i) existing quantities of bulk Compound, granulated, formulated Compound and tableted, formulated Compound in Syntex's possession and (ii) Syntex's commitment to provide certain quantities of such materials to Syntex's Third Party Licensee, Syntex shall provide to CVT (x) at no charge, any combination of free goods consisting of bulk Compound, granulated, formulated Compound and tableted, formulated Compound having a total value of [ * ] as calculated based on the prices listed on Appendix C hereto, and (y) at CVT's expense, such other agreed to quantities of bulk Compound, granulated, formulated Compound and tableted, formulated Compound in Syntex's possession at the prices set forth in Appendix C. CVT shall order and complete the purchase of the foregoing materials that it desires to purchase and specify those materials that it wishes to receive as free goods as soon as practicable, but in no event later that [ * ] after the effective date, and Syntex shall not be obligated to supply any material ordered or specified thereafter. The materials to be provided hereunder are provided "as is", and Syntex hereby disclaims any representation or warranty that the materials provided hereunder will be suitable for use in any manner whatsoever or have adequate dating for use, including, without limitation, for use in clinical trials, or that such materials will meet the requirements of any analysis required to establish extended dating for the materials provided. In the event that the materials provided need to be reanalyzed to establish extended dating or for any other reason, or such materials have to reworked or otherwise manipulated, CVT shall be solely responsible for all of the costs and expenses associated therewith and relating thereto. Title and risk of loss shall pass to CVT upon delivery by Syntex to a common carrier, F.C.A. (Incoterms, 1990), Syntex's storage facility. Thereafter, subject to Syntex's obligations under Article III, CVT and the CVT Partner will be solely responsible to procure the necessary quantities of Compound for the development and manufacture of the Licensed Product.

6.2 CVT acknowledges that [ * ] including, without limitation, [ * ]. CVT shall be responsible for and pay any transportation costs, duties, fines, taxes, penalties, forfeitures or other charges of any kind ("Costs") associated with the supply by Syntex of any Compound pursuant to Section 6.1 and shall indemnify and hold harmless Syntex and any Syntex Affiliates from any such Costs. Any costs, expenses or penalties of any kind associated with the import of any quantity of the Compound into the United States, [ * ] after the effective date of this Agreement shall be totally included with the Costs for which the foregoing indemnity and hold harmless apply.

6.3 Subject to Syntex's obligations under Article III, CVT and the CVT Partner shall be solely responsible for manufacturing the Compound and Licensed Products. CVT shall be entitled to procure from any appropriate source the Compound necessary to develop and manufacture the Licensed Product for marketing purposes.

ART. VII - LICENSED PRODUCT LIABILITY/DISCLAIMER OF WARRANTIES

7.1 CVT shall indemnify, and holds harmless, Syntex, its Affiliates, directors, employees and agents from all costs and expenses of any kind, including reasonable attorneys fees, arising from any claim relating to the use of the Syntex Know-How and the Syntex Patent Rights, or the use, manufacture, promotion, marketing and sale of the Compound or any Licensed Products by CVT, its Affiliates, its sublicensees, distributors and customers.

7.2 Syntex hereby disclaims any warranties, whether express or implied, of any kind, including, without limitation, any warranty of merchantability or fitness for any particular purpose, with respect to any Compound or other materials in whatever form provided to CVT hereunder, or that the Compound or a Licensed Product can be successfully developed by use of the Syntex Know-How, or that clinical or commercial quantities of the Compound or Licensed Product can be produced by use of the Syntex Know-How, or that the Syntex Patent Rights are or will be valid or can be or will be enforceable, or that the use of the Syntex Know-How or practice of the invention of the Syntex Patent Rights will not infringe the intellectual property rights of a third party; provided, however, that as of the effective date of this Agreement to the best of the knowledge of Syntex there are no facts that on their face would render the Syntex Patent Rights invalid or unenforceable and Syntex has received no claims with respect thereto.

ART. VIII - MAINTENANCE AND ENFORCEMENT OF SYNTEX PATENT RIGHTS

8.1 Syntex agrees to prosecute and maintain, at its own cost and expense, all of the patents and patent applications included within Syntex Patent Rights. At Syntex's request, CVT shall cooperate, in all reasonable ways in connection with the prosecution of all patent applications included within Syntex Patent Rights. Syntex shall advise CVT promptly of any significant developments in the prosecution of Syntex Patent Rights in the CVT Territory, in particular of the issuance of or rejection of or of opposition to or of protest of any patent or application within Syntex Patent Rights. Should Syntex decide that it is no longer interested in maintaining or prosecuting Syntex Patent Rights or part thereof, it shall promptly advise CVT thereof and, at the request of CVT, Syntex shall assign free of charge such Syntex Patent Rights or part thereof to CVT. Upon assignment of such Syntex Patent Rights or part thereof, CVT will thereafter prosecute and maintain such Syntex Patent Rights at its own cost to the extent that CVT desires to do so.

8.2 Each party will advise the other promptly upon its becoming aware of any third party infringement of Syntex Patent Rights. In the event of an infringement of Syntex Patent Rights by a product that would be or is competitive with a Licensed Product under active development or being sold by CVT, the parties agree with the following:

         a) to consult with each other to attempt to agree on whether legal action should be taken against the infringer, and also to establish the proportion in which they will participate in the costs and expenses of the action, if taken, and in any recoveries or awards resulting therefrom; and

         b) in the event Syntex does not agree to bring suit or to participate in a suit against any such infringer, CVT shall have the right to take such action at its own expense and deduct up to [ * ] of its reasonable litigation expenses from future royalties or milestone payments due to Syntex, provided that such deduction does not reduce the royalties or milestone payments payable in any quarter below [ * ] of the royalties or milestone payments otherwise due in such quarter, and, upon receiving a recovery or award from such suit, such recovery and award shall be used first to reimburse CVT for its reasonable litigation expenses actually incurred, then to reimburse Syntex for the amounts of any unpaid royalties or milestone payments, and any remainder of the recovery and award shall be retained by CVT for its own benefit and use; and

         c) in any such infringement suit Syntex shall, at the request of CVT render all reasonable assistance in the prosecution of such suit.

ART. IX - RETAINED RIGHTS

         Syntex retains all rights to make, have made, use, import, offer to sell, and sell the Licensed Compounds and to use the know-how encompassed in the Syntex Patents and Know-How in the CVT Territory for non-Cardiovascular Indications. CVT herewith grants to Syntex a non-exclusive, royalty-bearing right and license in the CVT Territory under any CVT Patents and Know-How to exercise such rights. For so long as Syntex is selling any product covered by a claim of the CVT Patent Rights, Syntex shall pay CVT a royalty equal to [ * ] of Net Sales, as defined in Section 1.10, with respect to sales by Syntex, its Affiliates or sublicensees; provided, however, that if CVT jointly owns CVT Patent Rights with a third party and payments would be due such third party upon Syntex's use of the CVT Patent Rights, the parties shall negotiate in good faith a commercially reasonable royalty rate that reflects payments due such third party.

ART. X - CONFIDENTIAL INFORMATION

10.1 CVT shall keep the Syntex Know-How in strict confidence and shall not use Syntex Know-How except for the purposes of this Agreement. Any information disclosed pursuant to the Confidentiality Agreement between the parties dated November 7, 1994 shall be considered Syntex Know-How and governed by the terms of this Agreement.

10.2 Both CVT and Syntex agree to keep in strict confidence all other know-how as well as other information and data of confidential nature received from the other party under this Agreement and not to make any use thereof other than provided under this Agreement.

10.3 The confidentiality obligations as per this Article 10 shall not apply to the extent that the Syntex Know-How or other know-how or information and data are required by appropriate authorities to be submitted for purposes of registration of the Licensed Product; provided, however, that to the extent possible such submissions shall be made on a confidential basis. The confidentiality and non-use obligations under this Article 10 shall extend for the term of this Agreement and five (5) years thereafter.

10.4     The obligation of confidentiality and non-use as set forth in this
         Article 10 shall not apply:

         a) to information and data which, at the time of disclosure, was known by the recipient party or an Affiliated Company, or which after disclosure was independently developed by the recipient party or an Affiliated Company without use of such information and data, and which can be so demonstrated by the records of the recipient party or an Affiliated Company, as the case may be; and/or

         b) are public knowledge at the date of disclosure to the recipient party; and/or

         c) become public knowledge at a later date without any fault of the recipient party or an Affiliated Company; and/or

         d) are disclosed to the recipient party or an Affiliated Company by a third-party having the right to do so.

10.5 Nothing in this Article 10 or this Agreement shall be construed to prevent either party from disclosing to its Affiliated Companies information and data obtained from the other party during this Agreement, provided that such information is used in a manner consistent with this Agreement, and further provided that said Affiliated Companies are bound by a like confidentiality obligation with respect to such information.

ART. XI - TERM AND TERMINATION

11.1     This Agreement shall be effective as of the date first written above.

11.2 This Agreement shall have a duration on a country-by-country and product-by-product basis of the later of (i) [ * ] from the date of first commercial sale of the Licensed

         Product in a given country of the CVT Territory or (ii) a duration corresponding to the duration of the Syntex Patent Rights having one or more claims covering a Licensed Product, or its use or manufacture, in a given country, whichever is longer. Following expiration of the term as set forth above, CVT shall retain a non-exclusive, fully-paid license under the Syntex Know-How to manufacture, use, sell and offer for sale Licensed Products for Cardiovascular Indications within the CVT Territory.

11.3 Failures by one party to comply with any of its respective obligations contained in this Agreement shall entitle the other party to give the party in default written notice of such default. If such default is not remedied within [ * ] [ * ] after receipt of such notice (or thirty
         (30) days in the event of non-payment), the notifying party shall be entitled to terminate this Agreement by giving notice with immediate effect. The right of either party to terminate this Agreement as provided hereinabove shall not be affected in any way by its waiver of or failure to take actions with respect to any previous default. In such cases of breach by CVT, all licenses from CVT to Syntex as set forth below in Section 11.4 for the case of an early termination shall be royalty free, and CVT shall provide to Syntex all of the information required by Section 11.4 in the event of early termination or breach of this Agreement by CVT. If there is any BONA FIDE dispute between the parties regarding the right of termination based on failure by CVT to make a milestone or royalty payment when due, the disputed milestone or royalty payment, as the case may be, shall be paid into an interest bearing account by CVT where it shall remain during the pendency of the dispute, and upon resolution of the dispute, paid, with accumulated interest, to the prevailing party.

11.4 CVT shall have the right to terminate the Agreement at any time provided that CVT gives notice to Syntex at least [ * ] prior to such termination and under the condition that CVT further informs Syntex together with the notice of termination that, in its reasonable business judgment based on scientific, medical, economic or other valid business reasons, CVT has determined not to carry out further development or marketing of the Licensed Products. In the event of such an early termination, the licenses granted hereunder by Syntex shall revert to Syntex. In addition, CVT shall grant Syntex an exclusive license, with the right to sublicense, to the CVT Patents and Know-How directly related to and solely usable in connection with the Compound and the Licensed Products to make, have made, use, import, offer to sell and sell the Compound and the Licensed Products. All other CVT Patents and Know-How shall be licensed non-exclusively to Syntex solely for use in connection with the Licensed Products as set forth above. Licenses under the CVT Patents shall be royalty bearing on commercially reasonable terms not to exceed, in the aggregate, [ * ] of Net Sales, as defined in Section 1.10, with respect to sales by Syntex, its Affiliates or sublicensees, of Licensed Products. All CVT Know-How in CVT's possession or under its control relating to the Licensed Products including without limitation the documents necessary to obtain or maintain the registration authorization of the relevant authorities in the CVT Territory, shall be made available to Syntex free of charge.

11.5 This Agreement shall survive the acquisition or change of control of either company, provided that in the case of CVT the acquiring entity will expressly assume all rights and obligations contained in this Agreement and such entity further undertakes to use its commercially reasonable efforts consistent with accepted pharmaceutical business practices and legal requirements to promote, market, distribute and sell the Licensed Products with the same standard of effort as used in the marketing of its own products of similar market potential.

11.6 In the event of a conversion of the exclusive right and license of CVT into a non-exclusive right and license because of a failure of CVT to comply with its efforts obligation pursuant to Section 4.3, the provisions of Section 11.4 for early termination by CVT shall apply MUTATIS MUTANDIS, with the exception that Syntex shall receive a royalty-free, non-exclusive license.

11.7 Neither of the undersigned parties shall be liable for failure to perform its obligations under this Agreement, where such failure was occasioned by contingencies beyond its control, including without limitation, strikes or work stoppages, lock-outs, riots, wars, delay of carriers, Acts of God, including without limitation, fire, floods, storms, and earthquakes, acts or failures to act by government or governmental agencies or instrumentalities (Force Majeure). Each party will notify the other immediately, should any such contingencies occur. Such notice shall set forth the obligations that the notifying party is unable to perform and shall also specify the contingencies which it contends provide a basis under this Section 11.7 for such non-performance. Nothing herein shall relieve a party from the obligation to pay promptly, in U.S. dollars, all payments that may be due under this Agreement.

11.8 In the event of termination of the licenses to CVT, any licenses granted to a CVT Partner shall survive and this Agreement may be assumed by the CVT Partner for the CVT Partner's portion of the CVT Territory, subject to adequate assurances to Syntex of such CVT Partner's ability to perform CVT's obligations hereunder. The agreement between CVT and the CVT Partner shall provide that if this Agreement is not assumed by the CVT Partner, then the agreement between CVT and the CVT Partner shall be terminated and the CVT Partner's patent rights and know-how relating to the Licensed Products will be licensed to Syntex, with the right to sublicense, with delivery of the necessary information to enable Syntex to exercise the license and continue the development, marketing and sale of Licensed Products in the CVT Partner's portion of the CVT Territory under the same terms as Syntex's license to the CVT Patents and Know-How pursuant to Section 11.4 as in the case of CVT's termination; provided, however, that if the CVT Partner has acquired technology from a third party that the CVT Partner is not permitted to transfer to Syntex, then there would not be an obligation on CVT to obtain agreement to license such technology. In such event, CVT and the CVT Partner will render reasonable assistance to Syntex in its attempts to obtain access to that third party technology. Furthermore, should CVT have acquired licenses from third parties under technology relating to Licensed Products for which CVT has the right to sublicense, CVT shall grant sublicenses to Syntex upon the same financial terms as CVT's licenses, unless the licenses are available from the third party directly to Syntex on the same or more favorable financial terms.

11.9 Either party shall have the right to terminate this Agreement if the other party becomes insolvent or unable to pay its debts or perform its obligations as they mature, or makes an assignment for the benefit of creditors, or is the subject of a petition or other document seeking relief under any bankruptcy law, filed by or against a party, that is not discharged with prejudice within sixty (60) days thereafter, such termination to be effective upon the delivery of written notice to the insolvent or bankruptcy party.

ART. XII - MISCELLANEOUS

12.1 CVT shall not assign or transfer, in whole or in part, this Agreement or any rights thereunder without the prior written consent of Syntex.

12.2 In the event of the permitted assignment or transfer by CVT of this Agreement or any part thereof, or in the event of any sublicense granted by CVT, the assignee, transferee or sublicensee shall agree to be bound by the terms of this Agreement and CVT shall guarantee the performance and obligations thereof.

12.3 Syntex shall have the right to assign or transfer, in whole or in part, this Agreement or any rights thereunder, or delegate any of its obligations, to any Affiliate of Syntex and such Affiliate shall agree to be bound by the terms and conditions of this Agreement, and Syntex shall guarantee the performance and obligations thereof. Promptly after any such assignment or transfer, Syntex shall provide CVT with written notice of the assignment or transfer and the identity of the assignee or transferee.

12.4 This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes any and all prior agreements, understandings and arrangements, whether written or oral, between the parties, including the Confidentiality Agreement dated November 7, 1994 and the Heads of Agreement dated December 21, 1995. No amendments, changes, modifications or alterations of the terms and conditions of this Agreement shall be binding upon either party hereto unless in writing and signed by both parties.

12.5 All titles and captions in this Agreement are for convenience only and shall not be interpreted as having any substantive meaning.

12.6 Both parties hereby expressly state that it is the intention of neither party to violate any rule, law and regulations. If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic business intentions of the parties.

12.7 Unless required by law or regulation, each party shall refrain from making any public announcement or disclosure of the terms and conditions of this Agreement without the prior written consent of the other party, which consent shall not unreasonably be withheld; provided, however, CVT may publicize certain aspects of the Agreement at time of signing, subject to prior written approval by Syntex.

12.8 No failure or delay on the part of a party in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. Any waiver on the part of either party hereto of any right hereunder shall be effective only if made in writing and shall not constitute or imply a waiver of any other right or a subsequent waiver.

12.9 The indemnities of Section 2.5, Section 6.2 and Section 7.1 and the provisions of Section 5.6, Section 5.7 (for one year), Article X (for the term set forth in Section 10.3), Section 11.4 and Article XIV shall survive termination or expiration of this Agreement.

ART. XIII - NOTICES

         Any notice required to be given hereunder shall be considered properly given if sent in English by registered air-mail, telecopier, telex or by personal courier delivery to the respective address of each party as follows:

                  for Syntex:               Syntex (U.S.A.) Inc.
                                            P.O.Box 10850
                                            3401 Hillview Avenue
                                            Palo Alto, California U.S.A.

                                            Attention: President

                                            Facsimile: (415) 354-2595

                  with a copy to:           F. Hoffmann-La Roche Ltd
                                            P.O.Box, CH-4070 Basel

                                            Switzerland

                                            Attention: Corporate Law
                                            Facsimile: 41-61-68-81396

         and in the case
         of notice regarding
         CVT's stock,                       Attention: Corporate Finance

                  for CVT:                  CV Therapeutics, Inc.
                                            3172 Porter Drive
                                            Palo Alto, California 94304

                                            Attention: Thomas L. Gutshall
                                                       President & COO
                                            Facsimile: (415) 858-0388

or to such other address as a party may designate in a notice given in accordance with this Article 13.

ART. XIV - GOVERNING LAW AND ARBITRATION

14.1 This Agreement shall be governed by the laws of California (without regard for the choice of law provisions of California or any other jurisdiction).

14.2 In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle those conflicts amicably between themselves. Should they fail to agree, any controversy, dispute or claim which may arise out of or in connection with this Agreement, or the breach, termination or validity thereof, shall be settled by final and binding arbitration pursuant to the Rules of the American Arbitration Association as hereinafter provided:

         a) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal. If one party fails to nominate its arbitrator or if the parties' arbitrators cannot agree on the person to be named to be chairman within sixty
                  (60) days, the American Arbitration Association shall make the necessary appointments for arbitrator or chairman.

         b) The place of arbitration shall be in Palo Alto, California and the arbitration proceedings shall be held in English. The arbitrators shall apply the law of California as set out in
                  Section 14.1. The arbitrators shall have no power to award punitive damages or any multiple of damages assessed.

CV THERAPEUTICS, INC.                       SYNTEX (U.S.A.) INC.

By:      /s/ Thomas L. Gutshall           By:         /s/ David R. Austin
    --------------------------------            --------------------------------
           Thomas L. Gutshall                           David R. Austin
           President and COO                            Vice President

Date:  3/27/96                              Date:  3/27/96

                                                                    APPENDIX A

                                   APPENDIX A


   Case 23550     Cardioselective Aryloxy - And Arylthio - Hydroxypropylene-
                  Piperazinyl Acetanilides Which Affect Calcium Entry

   Case 26720     Novel Methods of Treatment Using Ranolazine and Related
                  Piperazine Derivatives

   Case 27850     High Dose Formulations

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
23550      AUSTRIA                                   E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                E31533                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

23550      AUSTRIA                                                          GMT                  RS43285
           APPLICATION NO:                       28346/84                   APPLICATION DATE:  17MY1984
           PATENT NO:                566489                                 GRANT DATE: 22OC1987       EXPIRATION DATE: 17MY2004

23550      BELGIUM                                   E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                126449                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

23550      BAHAMAS                                                          GMT                  RS43285
           APPLICATION NO:                            753                   APPLICATION DATE: 17MY1984
           PATENT NO:                753                                    GRANT DATE: 08DE1986       EXPIRATION DATE: 17MY2000

23550      CANADA                                                           GMT                  RS43285
           APPLICATION NO:                         454628                   APPLICATION DATE: 17MY1984
           PATENT NO:                1256874                                GRANT DATE: 04JL1989       EXPIRATION DATE: 04JL2006

23550      SWITZERLAND                               E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                126449                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004
23550      CZECH REPUBLIC                                                   GMT                  RS43285
           APPLICATION NO:                         PV3680                   APPLICATION DATE: 17MY1984
           PATENT NO:                246080                                 GRANT DATE: 01SE1986       EXPIRATION DATE: 17MY1999
23550      CZECH REPUBLIC            D               01                     GMT                  RS43285
           APPLICATION NO:                         PV3492                   APPLICATION DATE: 15MY1985
           PATENT NO:                246099                                 GRANT DATE: 01SE1986       EXPIRATION DATE: 17MY1999
23550      GERMANY                                   E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                P-3468215.5-08                         GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

                                                              PAGE 2 OF 10

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
23550      DENMARK                                                          GMT                  RS43285
           APPLICATION NO:                        2483/84                   APPLICATION DATE: 17MY1984
           PATENT NO:                168535                                 GRANT DATE: 18AP1994       EXPIRATION DATE: 17MY2004

23550      EUROPEAN PATENT                           E                      INA                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                126449                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

23550      SPAIN                                                            GMT                  RS43285
           APPLICATION NO:                         532565                   APPLICATION DATE: 17MY1984
           PATENT NO:                532565                                 GRANT DATE: 09SE1985       EXPIRATION DATE: 09SE2005

23550      FINLAND                                   E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                78479                                  GRANT DATE: 10AU1989       EXPIRATION DATE: 17MY2004

23550      FRANCE                                    E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                78479                                  GRANT DATE: 10AU1989       EXPIRATION DATE: 17MY2004

23550      GREAT BRITAIN                             E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                126449                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

23550      GREECE                                                           GMT                  RS43285
           APPLICATION NO:                          74733                   APPLICATION DATE: 16MY1984
           PATENT NO:                82400                                  GRANT DATE: 13DE1984       EXPIRATION DATE: 16MY2004

23550      HUNGARY                                                          GMT                  RS43285
           APPLICATION NO:                           1902                   APPLICATION DATE: 17MY1984
           PATENT NO:                192404                                 GRANT DATE: 16DE1986       EXPIRATION DATE: 17MY2004

23550      IRELAND                                                          GMT                  RS43285
           APPLICATION NO:                           1224                   APPLICATION DATE: 17MY1984
           PATENT NO:                57487                                  GRANT DATE: 02FE1993       EXPIRATION DATE: 17MY2004

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
23550      ISRAEL                                                           GMT                  RS43285
           APPLICATION NO:                          71863                   APPLICATION DATE: 17MY1984
           PATENT NO:                71863                                  GRANT DATE: 31JA1988       EXPIRATION DATE: 17MY2004

23550      ITALY                                     E                      GMT                  RS43285
           APPLICATION NO:                         126449                   APPLICATION DATE:
           PATENT NO:                67299BE88                              GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

23550      LIECHTENSTEIN                             E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                126449                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

23550      LUXEMBOURG                                E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                126449                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17MY2004

23550      MEXICO              C                                            FIL                  RS43285
           APPLICATION NO:                        9203001                   APPLICATION DATE: 18JE1992
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

23550      NETHERLANDS                               E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                126449                                 GRANT DATE: 23DE1987       EXPIRATION DATE: 17NY2004

23550      NORWAY                                                           GMT                  RS43285
           APPLICATION NO:                         841968                   APPLICATION DATE: 16NY1984
           PATENT NO:                163618                                 GRANT DATE:                EXPIRATION DATE:

23550      NEW ZEALAND                                                      GMT                  RS43285
           APPLICATION NO:                                                  APPLICATION DATE: 17MY1984
           PATENT NO:                                                       GRANT DATE: 13AP1988       EXPIRATION DATE: 17NY2004

23550      POLAND                                                           GMT                  RS43285
           APPLICATION NO:                        P247722                   APPLICATION DATE: 17MY1984
           PATENT NO:                142760                                 GRANT DATE: 09FE1987       EXPIRATION DATE: 17MY1999

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
23550      POLAND                         D          01                     GMT                  RS43285
           APPLICATION NO:                        P252856                   APPLICATION DATE: 10AP1985
           PATENT NO:                143558                                 GRANT DATE: 20MR1989       EXPIRATION DATE: 17MY1999

23550      PORTUGAL                                                         GMT                  RS43285
           APPLICATION NO:                          78604                   APPLICATION DATE: 17MY1984
           PATENT NO:                78604                                  GRANT DATE: 15JL1986       EXPIRATION DATE: 15JL2001

23550      SWEDEN                                    E                      GMT                  RS43285
           APPLICATION NO:                     84105643.5                   APPLICATION DATE: 17MY1984
           PATENT NO:                84105643.5                             GRANT DATE: 23DE1987       EXPIRATION DATE: 17NY2004

23550      SLOVAK REPUBLIC                                                  GMT                  RS43285
           APPLICATION NO:                         PV3680                   APPLICATION DATE: 17MY1984
           PATENT NO:                246080                                 GRANT DATE: 26NO1986       EXPIRATION DATE: 17MY1999

23550      SLOVAK REPUBLIC           D               01                     GMT                  RS43285
           APPLICATION NO:                         PV3492                   APPLICATION DATE: 15MY1985
           PATENT NO:                246099                                 GRANT DATE: 26NO1986       EXPIRATION DATE: 17MY1999
23550      U.S.S.R.                                                         FIL                  RS43285
           APPLICATION NO:                     3741049/04                   APPLICATION DATE: 17MY1984
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

23550      U.S.S.R.                  D               01                     FIL                  RS43285
           APPLICATION NO:                     5001933/04                   APPLICATION DATE: 12NO1991
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

23550      U.S.S.R.                  D               02                     INA                  RS43285
           APPLICATION NO:                                                  APPLICATION DATE:
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

23550      U.S.A.                                                           GMT                  RS43285
           APPLICATION NO:                     06/495,904                   APPLICATION DATE: 18NY1983
           PATENT NO:                4,567,264                              GRANT DATE: 28JA1986       EXPIRATION DATE: 18NY2003

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
23550      SOUTH AFRICA                                                     GMT                  RS43285
           APPLICATION NO:                         843746                   APPLICATION DATE: 17MY1984
           PATENT NO:                843746                                 GRANT DATE: 29JA1986       EXPIRATION DATE: 17MY2004

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
26720      AUSTRALIA                                                        GMT                  RS43285
           APPLICATION NO:                       57618/90                   APPLICATION DATE: 21JE1990
           PATENT NO:                633589                                 GRANT DATE: 04FE1993       EXPIRATION DATE: 21JE2010

26720      CANADA                                                           FIL                  RS43285
           APPLICATION NO:                        2019580                   APPLICATION DATE: 21je1990
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      EUROPEAN PATENT                           E                      FIL                  RS43285
           APPLICATION NO:                     90111787.9                   APPLICATION DATE: 21JE1990
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      EUROPEAN PATENT                D          E          01          FIL                  RS43285
           APPLICATION NO:                     95119452.1                   APPLICATION DATE: 11DE1995
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      EUROPEAN PATENT                D          E          02          FIL                  RS43285
           APPLICATION NO:                     95119463.8                   APPLICATION DATE: 11DE1995
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      IRELAND                                                          FIL                  RS43285
           APPLICATION NO:                        2250/90                   APPLICATION DATE: 21JE1990
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      NEW ZEALAND                                                      FIL                  RS43285
           APPLICATION NO:                         234184                   APPLICATION DATE: 21JE1990
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      NEW ZEALAND                    D                     01          FIL                  RS43285
           APPLICATION NO:                         247044                   APPLICATION DATE: 02MR1993
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      U.S.A.                                                           FIL                  RS43285
           APPLICATION NO:                     07/370,435                   APPLICATION DATE: 23JE1989
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
26720      U.S.A.                         W          01                     FIL                  RS43285
           APPLICATION NO:                     07/955,397                   APPLICATION DATE: 01OC1992
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      SOUTH AFRICA                                                     GMT                  RS43285
           APPLICATION NO:                         904842                   APPLICATION DATE: 21JE1990
           PATENT NO:                904842                                 GRANT DATE: 26FE1992       EXPIRATION DATE: 21JE2010

                                                              PAGE 8 OF 10

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
26720      AUSTRALIA                                 P                      FIL                  RS61443
           APPLICATION NO:                       68301/94                   APPLICATION DATE: 10MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      BRAZIL                                    P                      FIL                  RS61443
           APPLICATION NO:                    P19406604-3                   APPLICATION DATE: 10MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      BAHAMAS                                                          GMT                  RS61443
           APPLICATION NO:                           1085                   APPLICATION DATE: 12ny1994
           PATENT NO:                1085                                   GRANT DATE: 18mr1995       EXPIRATION DATE: 12ny2010

26720      CANADA                                    P                      FIL                  RS61443
           APPLICATION NO:                      2,162,670                   APPLICATION DATE: 10NY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      CZECH REPUBLIC                            P                      FIL                  RS61443
           APPLICATION NO:                         PV2954                   APPLICATION DATE: 10MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      EUROPEAN PATENT                           X                      FIL                  RS61443
           APPLICATION NO:                     94916722.5                   APPLICATION DATE: 10NY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      FINLAND                                   P                      FIL                  RS61443
           APPLICATION NO:                         955439                   APPLICATION DATE: 10NY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      HUNGARY                                   P                      FIL                  RS61443
           APPLICATION NO:                       P9503224                   APPLICATION DATE: 10MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      HUNGARY             C                                            FIL                  RS61443
           APPLICATION NO:                       P/P00110                   APPLICATION DATE: 24AP1995
           PATENT NO:                211270                                 GRANT DATE: 24JL1995       EXPIRATION DATE: 11NY2014

                                                              PAGE 9 OF 10

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
26720      ISRAEL                                                           FIL                  RS61443
           APPLICATION NO:                         109639                   APPLICATION DATE: 12NY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      MEXICO                                                           FIL                  RS61443
           APPLICATION NO:                         943527                   APPLICATION DATE: 12MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      NORWAY                                    P                      FIL                  RS61443
           APPLICATION NO:                         954546                   APPLICATION DATE: 10NY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      NEW ZEALAND                               P                      FIL                  RS61443
           APPLICATION NO:                         266683                   APPLICATION DATE: 10MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      POLAND                                    P                      FIL                  RS61443
           APPLICATION NO:                        P311654                   APPLICATION DATE: 10MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      RUSSIAN FEDERAT                           P                      FIL                  RS61443
           APPLICATION NO:                       95122420                   APPLICATION DATE: 10MY1994
           PATENT NO:                US94/05196                             GRANT DATE:                EXPIRATION DATE:

26720      U.S.S.R.                                  P                      FIL                  RS61443
           APPLICATION NO:                     US94/05196                   APPLICATION DATE: 10NY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

                                                              PAGE 10 OF 10

DKT        COUNTY              CS    TP   RL    TP   FL    TP   FL    MO    STATUS               CLASSIFY
26720      U.S.A.                         P          01                     GMT                  RS61443
           APPLICATION NO:                     08/239,621                   APPLICATION DATE: 09MY1994
           PATENT NO:                5,427,707                              GRANT DATE: 05DE1995       EXPIRATION DATE: 13NY2013

26720      PATENT COOPERAT                           P                      FIL                  RS61443
           APPLICATION NO:                     US94/05196                   APPLICATION DATE: 10MY1994
           PATENT NO:                                                       GRANT DATE:                EXPIRATION DATE:

26720      SOUTH AFRICA                                                     GMT                  RS61443
           APPLICATION NO:                         943267                   APPLICATION DATE: 11MY1994
           PATENT NO:                943267                                 GRANT DATE: 25JA1995       EXPIRATION DATE: 11MY2014

                                    Exhibit A



















                              CV THERAPEUTICS, INC.
                      SERIES E PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT



                                SEPTEMBER 8, 1995

                              CV THERAPEUTICS, INC.

             SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT



         THIS AGREEMENT is entered into as of September 8, 1995 (the "Agreement"), by and among CV THERAPEUTICS, INC., a Delaware corporation (the "Company"), with its principal office at 3172 Porter Drive, Palo Alto, California 94304, each of the purchasers who are signatories hereto and any other purchasers who are made a party to this Agreement pursuant to paragraph
2.1 hereof (individually, a "Purchaser" and collectively, the "Purchasers"), as set forth in the Schedule of Purchasers, attached hereto as EXHIBIT A.

                                    AGREEMENT

         In consideration of the mutual promises, representations, warranties and conditions set forth in the Agreement, the Company and each Purchaser, severally and not jointly, agrees as follows:

1.       AGREEMENT TO SELL AND PURCHASE.

         1.1 AUTHORIZATION OF THE SHARES AND WARRANTS. The Company has authorized, or before the Closing, as defined in paragraph 2.1 hereof, will have authorized, the issuance and sale of: (a) up to 5,000,000 shares of its Series E Preferred Stock (the "Shares") and (b) warrants (the "Warrants") to purchase up to 2,500,000 shares of the Company's Series E Preferred Stock with an exercise price of $2.00 per share (the "Warrant Shares"), at a purchase price of $2.00 per Share and Warrant Share (a "Unit"). As used herein, a Unit is comprised of one share of Series E Preferred Stock and one Warrant, in substantially the form set forth in EXHIBIT B hereto, to purchase one-half of a share of Series E Preferred Stock.

         1.2 SALE OF SHARES AND WARRANTS. In reliance upon the Purchasers' representations and warranties contained in Section 4 hereof and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to each Purchaser, at a price per Unit of $2.00, the aggregate number of Shares and Warrants set forth below such Purchaser's signature on such Purchaser's signature page hereto. The total amount of common stock of the Company (the "Common Stock") and other securities issuable upon conversion of the Shares and the Warrant Shares is hereinafter referred to as the "Conversion Stock." The Shares, Warrants, Warrant Shares and the Conversion Stock are hereinafter collectively referred to as the "Securities."

         1.3 PURCHASE OF SHARES AND WARRANTS. In reliance upon the representations and warranties of the Company contained herein, and subject to the terms and conditions set forth herein, each Purchaser hereby agrees to purchase, at a price per Unit of $2.00, the number of Shares and Warrants set forth below such Purchaser's signature on such Purchaser's signature page hereto. Each Purchaser shall, severally and not jointly, be liable for only the purchase of the Shares and the Warrants indicated on such Purchaser's signature page hereto.

         1.4 FURTHER ISSUANCE. The Purchasers agree that the Company shall be entitled to issue and sell any shares of Series E Preferred Stock (or securities convertible into Series E Preferred Stock) not previously issued and sold at the Closings (as hereinafter defined), in connection with any corporate partnering, collaboration, lease financing or similar transaction.

2.       CLOSING DATE; DELIVERY.

         2.1 CLOSING DATE. The first closing for the purchase and sale of the Units hereunder will be on September 8, 1995 (the "First Closing") at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Palo Alto, California 94306, or at such other time and place as the Company and the Purchasers shall agree upon (the "First Closing Date"). Additional closings ("Additional Closings") may be held from time to time following the First Closing and on or before October 31, 1995 at such time (a "Closing Date") and place as the Company may elect. At or prior to any such Additional Closing, the Purchaser or Purchasers at such Additional Closing shall execute counterpart copies of this Agreement and any related agreements or other documents required to be executed hereunder, dated as of the date of such Additional Closing, and shall thereupon become parties hereto and thereto for all purposes and be added to the Schedule of Purchasers. The First Closing and any Additional Closing shall be referred to collectively as the "Closings" and singularly as a "Closing."

         2.2 DELIVERY. At each Closing, the Company will deliver to each Purchaser a stock certificate and a Warrant registered in such Purchaser's name representing the number of Shares and Warrants, respectively, purchased by such Purchaser as set forth on such Purchaser's signature page hereto. At each Closing, each Purchaser will pay the purchase price, in an amount equal to $2.00 times the number of Units being purchased by such Purchaser, by check, wire transfer, cancellation of indebtedness, or a combination thereof, at the option of the Purchaser. No Warrants will be issued for fractional shares.

         2.3 SUBSEQUENT CHANGE IN TERMS. If, after the First Closing, the Company shall sell any of the Units at any Additional Closing upon terms more beneficial to the Purchasers than those at any previous Closing, then the Company shall offer such terms to the Purchasers from any previous Closing and shall take appropriate actions to amend any document or agreement to carry out this covenant.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT C, the Company hereby represents and warrants to the Purchasers as follows:

         3.1 ORGANIZATION; GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse impact on the business or financial condition of the Company.

         3.2 CORPORATE POWER. The Company will have at each Closing Date all requisite legal and corporate power to execute and deliver this Agreement and the Amended and Restated Investor Rights Agreement of even date herewith, in substantially the form attached hereto as EXHIBIT D (the "Investor Rights Agreement"), to sell and issue the Shares, the Warrants and the Warrant Shares and Conversion Stock and to carry out and perform its obligations under the terms of this Agreement and the Investor Rights Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity and except as the indemnification agreements of the Company in Section 3 of the Investor Rights Agreement may be legally unenforceable.

         3.3 SUBSIDIARIES. Other than CV Therapeutics International, a corporation organized under the laws of the Cayman Islands (the "Subsidiary"), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity. The Company owns all of the outstanding capital stock of the Subsidiary.

         3.4 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the First Closing, will consist of 60,000,000 shares of Common Stock, of which 3,940,497 are issued and outstanding, and 35,000,000 shares of preferred stock (the "Preferred Stock") of which (a) 8,000,000 are designated Series A Preferred Stock (the "Series A Preferred"), 7,746,973 of which are issued and outstanding, (b) 1,000,000 are designated Series B Preferred Stock (the "Series B Preferred"), none of which are issued and outstanding, (c) 6,000,000 are designated Series C Preferred Stock (the "Series C Preferred"), 5,505,865 of which are issued and outstanding, (d) 12,500,000 are designated Series D Preferred Stock (the "Series D Preferred"), 8,296,607 of which are issued and outstanding, and (e) 7,500,000 are designated Series E Preferred Stock, none of which are issued and outstanding. The conversion prices of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred are $0.80, $1.25, $1.25 and $2.00 per share, respectively. The Company has reserved (a) 28,125 shares of Common Stock, (b) 250,000 shares of Series A Preferred, (c) 1,000,000 shares of Series B Preferred, (d) 30,000 shares of Series C Preferred, and (e) 719,266 shares of Series D Preferred for issuance upon exercise of outstanding stock purchase warrants. In addition, the Company has reserved 6,621,327 shares of Common Stock for issuance upon exercise of outstanding stock options. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. Except as described herein and in the Investor Rights Agreement, there are no other options, warrants, conversion privileges or other rights (including preemptive rights) or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the

         Company. The Company is not aware of any voting agreements among its stockholders. In addition, the total number of shares reserved under the Company's Non-Employee Director Stock Option Plan, 1992 Stock Option Plan and 1994 Equity Incentive Plan is 200,000, 3,450,000 and 5,000,000, respectively.

         3.5 AUTHORIZATION. All corporate action on the part the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Investor Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Securities, and the performance of the Company's obligations hereunder and thereunder has been taken. The Securities, when issued in compliance with the provisions of this Agreement, the Warrants and the Certificate (as defined below), will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances created by the Company, except for restrictions created by this Agreement, the Investor Rights Agreement and the Warrants, and will be issued in compliance with all applicable federal and state securities laws. The issuance of the Securities, when issued pursuant to this Agreement, the Warrants and the Certificate, are not subject to any preemptive rights or rights of first refusal that have not been satisfied or waived, other than rights created by this Agreement and the Investor Rights Agreement.

         3.6 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Restated Certificate of Incorporation in the form attached hereto as EXHIBIT E (the "Certificate") or Bylaws or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree, and is not in violation of any order, statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company's business or properties. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement and the issuance of the Securities, will not result in any such violation, or be in conflict with, or constitute a default under, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the existing properties or assets of the Company.

         3.7 NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery and consummation of this Agreement and the Investor Rights Agreement and the transactions contemplated hereby and thereby will not: (a) conflict with any provisions of the Certificate or Bylaws, as amended, of the Company or of the Subsidiary; (b) result in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both), any mortgage, indenture, lease, agreement or other instrument, permit, franchise license, judgement, order, decree, law, ordinance, rule or regulation applicable to the Company, the Subsidiary or their respective properties.

         3.8 GOVERNMENTAL CONSENT. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Investor Rights Agreement or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby or thereby, except filings as have been made prior to the Closings, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under other applicable state or federal securities laws, which filings, if required, will be accomplished in a timely manner, as required by such laws.

         3.9 FINANCIAL STATEMENTS. The Company has provided to each Purchaser
(a) audited financial statements (consisting of a consolidated balance sheet as at December 31, 1994, and consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows for the year then ended, and (b) unaudited financial statements (consisting of a consolidated balance sheet as at June 30, 1995, and statement of operations and consolidated statement of cash flows for the six months then ended) (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

         3.10 CERTAIN TRANSACTIONS. Since June 30, 1995, neither the Company nor its Subsidiary has (a) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible, (b) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business, consistent with past practices, (c) suffered any extraordinary losses, or waived any rights of substantial value, (d) entered into any material transaction other than in the ordinary course of business, consistent with past practices, or (e) otherwise had any change in its condition, financial or otherwise, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has been materially adverse, and excepted further that the Company continues to incur losses consistent with its past practices.

         3.11     MATERIAL CONTRACTS AND COMMITMENTS.

         (a) Except for agreements explicitly contemplated by this Agreement and the Investor Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or holders of ten percent (10%) or more of the outstanding voting securities of the Company.

         (b) Except as set forth in the Financial Statements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound, other than contracts with vendors, suppliers and customers entered into in the ordinary course of business, that involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or
(iii) provisions restricting the development, manufacture or distribution of the Company's products or services.

         (c) Except as set forth in the Financial Statements, the Company (i) is not obligated to repay any indebtedness for money borrowed or incurred any other liabilities outside the ordinary course of business individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000 in excess of $50,000 in the aggregate, (ii) is not a creditor with respect to any loans or advances to any person, other than ordinary advances for travel expenses, or (ii) since June 30, 1995, has not sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this subsection, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of determining the individual minimum dollar amounts.

         (d) The Company is not engaged in any current active discussions (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

         3.12     CHANGES.  Since June 30, 1995, there has not been:

         (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had, in the aggregate, a materially adverse effect on the Company and other than that the Company continues to incur losses.

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business presently is conducted and as it is proposed to be conducted);

         (c) any waiver by the Company of a valuable right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business presently is conducted and as it is proposed to be conducted);

         (e) any material change or amendment to any material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee;

         (g) any declaration or setting aside for payment or other distribution in respect of any of the Company's capital stock, or any agreement or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire shares of its capital stock; or

         (h) to the Company's knowledge, any change in the Company's prospects or any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business presently is conducted and as it is proposed to be conducted).

         3.13 TITLE. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(a) those resulting from taxes not delinquent, (b) minor liens and encumbrances, which do not in any case, or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company, when taken as a whole, and (c) those that otherwise have arisen in the ordinary course of business.

         3.14 LITIGATION. There are no material actions, suits, proceedings or investigations pending or overtly threatened against the Company that question the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into either of them, or to consummate the transactions contemplated hereby or thereby, or which could reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition or prospects of the Company, nor is the Company aware that there is a basis for any of the foregoing. The Company is not a party to any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company presently intends to initiate.

         3.15 REGISTRATION RIGHTS. Except as set forth in the Investor Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.16 TAX RETURNS. The Company has filed all federal, state and other tax returns that are required to be filed. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the First Closing have been or will be paid prior to the time they would become delinquent.

         3.17 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and is it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company and no employee has been granted the right to any material compensation following the termination of employment with the Company.

         3.18 INSURANCE. The Company has in full force and effect fire, casualty and liability insurance policies, which to the best of the Company's knowledge are in such amounts and with such coverage as are carried by companies similar to the Company.

         3.19 PATENTS AND TRADEMARKS. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights (collectively, "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses, or agreements of any kind with respect to the Intellectual Property rights of any other person or entity, other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting is business as proposed, would violate any of the Intellectual Property rights of any other person or entity; provided, however, there can be no assurance that the Company's manufacture and sale of any of its products will not infringe third-party patents or that patents owned or licensed by the Company will cover products sold by the Company.

         3.20 DISCLOSURE. No statement by the Company contained in this Agreement and the attached exhibits, and any written statement or certificate furnished or to be furnished to the Purchasers pursuant to this Agreement or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To its knowledge the Company has provided the Purchasers with all the information they have reasonably requested in connection with their decision to purchase the Shares and Warrants hereunder.

         3.21 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each employee of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms which have been delivered to special counsel for the Purchasers.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS; RESTRICTIONS ON TRANSFER.

         4.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to the purchase of the Shares and the Warrants as follows:

         (a) DUE AUTHORIZATION, EXECUTION, DELIVERY AND PERFORMANCE. All action on the part of Purchaser for the authorization, execution, delivery and performance by Purchaser of this Agreement and the Investor Rights Agreement has been taken.

         (b) INVESTMENT INTENT. Purchaser is acquiring the Shares and the Warrants for investment for such Purchaser's own account and not with a view to, or for resale in connection with, any distribution. The Purchaser understands that the Shares and the Warrants to be purchased have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         (c) RESTRICTED SECURITIES. Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, in case the Purchaser has held the Securities for less than three years or is an affiliate of the Company, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after the Securities were purchased from the Company or an affiliate of the Company, the sale being through a "broker's transaction" or in transactions directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

         (d) NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the securities issued by the Company and there can be no assurance that a public market will ever exist for the Securities.

         (e) RECEIPT OF AND ACCESS TO INFORMATION. Purchaser has been furnished with such materials and has been given access to such information relating to the Company as it or its qualified representative has requested and has been afforded the opportunity to ask questions regarding the Company and the Shares and Warrants, all as Purchaser has found necessary to make an informed investment decision.

         4.2 LEGENDS. Each certificate representing the Securities shall be endorsed with the following legend (in addition to any legend required by applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

The Company will not register a transfer of the Securities unless the conditions specified in the foregoing legend are satisfied, and the Company may instruct its transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied. Notwithstanding the foregoing, the Company shall not require a Purchaser to furnish an opinion of its counsel in connection with a proposed transfer of Securities to a partner of the Purchaser unless, in the view of the Company's counsel, such an opinion is needed to confirm compliance with applicable securities laws.

5.       CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT EACH CLOSING. The Purchasers' obligations to purchase the Shares and the Warrants at each Closing are subject to the fulfillment on or prior to each Closing of the following conditions, any of which may be waived in writing in whole or in part by the
Purchasers:

         (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company herein shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing Date.

         (b) NECESSARY CONSENTS AND WAIVERS OBTAINED. The Company shall have obtained all consents and waivers necessary for consummation of the transactions contemplated by this Agreement which need to be obtained prior to such Closing.

         (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to the Closing in connection with the lawful sale and issuance of the Shares and the Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing Date.

         (d) OFFICER'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate or certificates, executed by an officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a), (b) and (c) of this Section 5.1.

         (e) RESTATED CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation, substantially in the form attached hereto as Exhibit E shall have been filed with the Secretary of State of the State of Delaware.

         (f) INVESTOR RIGHTS AGREEMENT. The Company and the Purchasers shall have entered into the Investor Rights Agreement, substantially in the form attached hereto as Exhibit D.

         (g) LEGAL OPINION. Purchasers shall have received from Cooley Godward Castro Huddleson & Tatum, counsel to the Company, an opinion letter addressed to the Purchasers, dated the Closing Date, substantially in form attached hereto as EXHIBIT F.

         5.2 CONDITION TO COMPANY'S OBLIGATIONS AT EACH CLOSING. The Company's obligation to sell and issue the Shares and the Warrants at each Closing is subject to the fulfillment to the Company's satisfaction on or prior to each Closing Date of the following conditions, any of which may be waived in writing in whole or in part by the Company:

         (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchasers on the First Closing Date shall be true and correct when made and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of the same date, and the Purchasers shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to such Closing Date.

         (b) NECESSARY CONSENTS AND WAIVERS OBTAINED. The Company shall have obtained all consents and waivers necessary for consummation of the transactions contemplated by this Agreement which need to be obtained prior to such Closing.

         (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares and the Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing Date.

         (d) PERFORMANCE OF OBLIGATIONS. Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before such Closing Date, and each Purchaser shall have delivered payment to the Company in respect of its purchase of Shares and Warrants.

         (e) INVESTOR RIGHTS AGREEMENT. The Company and the Purchasers shall have entered into the Investor Rights Agreement, substantially in the form attached hereto as Exhibit D.

6.       MISCELLANEOUS.

         6.1 WAIVERS AND AMENDMENTS. With the written consent of the record holders of a majority of the Securities then outstanding, the obligations of the Company and the rights of the holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent of the record holders of a majority of the Securities then outstanding, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any such waiver or supplementary agreement shall be binding on all holders of Securities.

         6.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         6.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the Closings of the transactions contemplated hereby.

         6.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         6.5 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         6.6 SEVERABILITY OF THIS AGREEMENT. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchasers, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Purchasers of any breach or default under this Agreement, or any waiver by the Purchasers of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, shall be cumulative and not alternative.

         6.9 PAYMENT OF FEES AND EXPENSES. The Company and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall pay the reasonable fees and expenses of one special counsel to the Purchasers at the Closing, up to a maximum of $5,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         6.10 NOTICES. Any notice or report required in this Agreement or permitted to be given shall be given in writing and shall be deemed effective upon personal delivery, confirmed facsimile or upon deposit in the United States mail, first-class, postage prepaid and addressed (a) if to a Purchaser, at such Purchaser's address set forth on such Purchaser's signature page hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company,
(c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

         6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Series E Preferred Stock Purchase Agreement as of the date first set forth above.

CV THERAPEUTICS, INC.



By:
    -------------------------------------------------
         Louis G. Lange, M.D.
         Chief Executive Officer



PURCHASERS:

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                    [OMITTED]

                                    EXHIBIT B

                                 FORM OF WARRANT

                                SEE EXHIBIT 10.18

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

                                    [OMITTED]

                                    EXHIBIT D

             FORM OF AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                SEE EXHIBIT 10.11

                                    EXHIBIT E

                  FORM OF RESTATED CERTIFICATE OF INCORPORATION

                                 SEE EXHIBIT 3.1

                                    EXHIBIT F

         FORM OF OPINION OF COOLEY GODWARD CASTRO HUDDLESON & TATUM

                                    [OMITTED]

                                       F-1